UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas		75067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement

In May 2006, U.S. Home Systems, Inc. (the “Company”) entered into a three year service provider agreement, or SPA, with The Home Depot to sell and install specialty home improvement products, including kitchen and bathroom cabinet refacing products and related accessories. The SPA was amended on February 25, 2008 to extend the term of the SPA to February 25, 2011.

On February 8, 2011, the Company and The Home Depot entered into an Addendum to the SPA which extended the term of the SPA to February 25, 2014 (“Term Date”). All other terms and conditions of the SPA remain unmodified and shall remain in full force and effect until the Term Date, unless earlier terminated consistent with the pertinent provisions of the SPA. The May 1, 2006 service provider agreement was filed with the SEC on August 10, 2006, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Addendum dated February 8, 2011 to the Service Provider Agreement between U.S. Home Systems, Inc. and The Home Depot, extending the termination date of the SPA to February 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 9th day of February 2011 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman, President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Addendum dated February 8, 2011 to the Service Provider Agreement between U.S. Home Systems, Inc. and The Home Depot, extending the termination date of the SPA to February 25, 2014.